Exhibit 99.1

Microsoft Cloud Strength and Hardware Progress Drive Record First-Quarter Revenue

Strong performance across commercial and consumer segments delivers revenue of $23.20 billion.

REDMOND, Wash. — October 23, 2014 — Microsoft Corp. today announced revenue of $23.20 billion for the quarter ended September 30, 2014. Gross margin, operating income and diluted earnings per share (“EPS”) for the quarter were $14.93 billion, $5.84 billion and $0.54 per share, respectively.

These financial results include $1.14 billion of integration and restructuring expenses, or an $0.11 per share negative impact, related to both Microsoft’s restructuring plan announced in July 2014 and the ongoing integration of the Nokia Devices and Services (“NDS”) business.

The following table notes the impact of the integration and restructuring expenses on the company’s financial performance (“Noted Items”). This financial information is provided to aid investors in better understanding the company’s performance. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended September 30,
($ in millions, except per share amounts and percentages)	Revenue	Gross Margin	Operating Income	Diluted EPS
2013 As Reported (GAAP)	$18,529	$13,384	$6,334	$0.62
2014 As Reported (GAAP)	$23,201	$14,928	$5,844	$0.54
% Y/Y (GAAP)	25%	12%	(8)%	(13)%
2014 Impact of Noted Items	-	-	$(1,140)	$(0.11)

“We are innovating faster, engaging more deeply across the industry, and putting our customers at the center of everything we do, all of which positions Microsoft for future growth,” said Satya Nadella, chief executive officer of Microsoft. “Our teams are delivering on our core focus of reinventing productivity and creating platforms that empower every individual and organization.”

“We delivered a strong start to the year, with continued cloud momentum and meaningful progress across our device businesses,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “We will continue to invest in high-growth opportunities and drive efficiencies across the organization to deliver long-term shareholder value.”

Devices and Consumer revenue grew 47% to $10.96 billion, with the following business highlights:

•	Office 365 Home and Personal subscribers totaled more than 7 million, representing more than 25% sequential growth over the previous quarter.

•	Surface Pro 3 momentum drove Surface revenue of $908 million.

•	New Windows consumer licensing programs drove positive unit growth while OEM non-Pro revenue declined 1%.

•	Total Xbox console sales were 2.4 million, growing 102%, and Xbox One launched in 28 new markets.

•	Phone hardware revenue exceeded $2.6 billion with ongoing focus on execution discipline.

Commercial revenue grew 10% to $12.28 billion, with the following business highlights:

•	Server products and services revenue increased 13%, with double-digit growth for SQL Server, System Center and Windows Server.

•	Office Commercial products and services revenue grew 5% as customers transition to Office 365.

•	Commercial cloud revenue grew 128% driven by Office 365, Azure and Dynamics CRM.

•	Lync, SharePoint and Exchange, our productivity server offerings, collectively grew double-digits.

•	Windows volume licensing revenue increased 10%.

“Customers are embracing our latest technologies from Surface Pro 3 and Office 365 to Azure and SQL Server,” said Kevin Turner, chief operating officer of Microsoft. “Through great execution by our sales teams and our partners, we have been able to deliver our truly differentiated value to the marketplace.”

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on October 23, 2015.

Noted Items Definition

Integration and restructuring expenses include employee severance expenses and costs associated with the consolidation of facilities and manufacturing operations, including asset write-downs and contract termination costs, resulting from Microsoft’s restructuring plan. Integration and restructuring expenses also include systems consolidation and other business integration expenses, as well as transaction fees and direct acquisition costs, associated with the acquisition of NDS.

Integration and restructuring expenses were $1.14 billion during the three months ended September 30, 2014, due mainly to restructuring charges of $1.05 billion, including employee severance expenses and the write-down of certain assets in connection with the restructuring plan.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services, devices and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to earn expected revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under anti-corruption and trade protection laws resulting from our international operations;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	our hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of October 23, 2014. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended September 30,
	2014	2013

Revenue	$23,201	$18,529

Cost of revenue	8,273	5,145

Gross margin	14,928	13,384

Research and development	3,065	2,767

Sales and marketing	3,728	3,304

General and administrative	1,151	979

Integration and restructuring	1,140	0

Operating income	5,844	6,334

Other income, net	52	74

Income before income taxes	5,896	6,408

Provision for income taxes	1,356	1,164

Net income	$4,540	$5,244

Earnings per share:

Basic	$0.55	$0.63

Diluted	$0.54	$0.62

Weighted average shares outstanding:

Basic	8,249	8,339

Diluted	8,351	8,434

Cash dividends declared per common share	$0.31	$0.28

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2014	2013

Net income	$4,540	$5,244

Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $4 and $(3))	319	(26)

Net unrealized gains (losses) on investments (net of tax effects of $(102) and $492)	(189)	952

Translation adjustments and other (net of tax effects of $(47) and $33)	(81)	62

Other comprehensive income	49	988

Comprehensive income	$4,589	$6,232

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	September 30, 2014	June 30, 2014

Assets

Current assets:

Cash and cash equivalents	$6,302	$8,669

Short-term investments (including securities loaned of $180 and $541)	82,891	77,040

Total cash, cash equivalents, and short-term investments	89,193	85,709

Accounts receivable, net of allowance for doubtful accounts of $269 and $301	12,887	19,544

Inventories	3,141	2,660

Deferred income taxes	1,784	1,941

Other	5,434	4,392

Total current assets	112,439	114,246

Property and equipment, net of accumulated depreciation of $15,373 and $14,793	13,229	13,011

Equity and other investments	13,943	14,597

Goodwill	20,081	20,127

Intangible assets, net	6,693	6,981

Other long-term assets	3,271	3,422

Total assets	$169,656	$172,384

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,769	$7,432

Short-term debt	3,500	2,000

Current portion of long-term debt	1,748	0

Accrued compensation	3,740	4,797

Income taxes	903	782

Short-term unearned revenue	20,713	23,150

Securities lending payable	191	558

Other	7,130	6,906

Total current liabilities	44,694	45,625

Long-term debt	18,472	20,645

Long-term unearned revenue	1,825	2,008

Deferred income taxes	2,714	2,728

Other long-term liabilities	11,781	11,594

Total liabilities	79,486	82,600

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital - shares authorized 24,000; outstanding 8,255 and 8,239	68,362	68,366

Retained earnings	18,051	17,710

Accumulated other comprehensive income	3,757	3,708

Total stockholders’ equity	90,170	89,784

Total liabilities and stockholders’ equity	$169,656	$172,384

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2014	2013

Operations

Net income	$4,540	$5,244

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	1,428	954

Stock-based compensation expense	646	635

Net recognized losses on investments and derivatives	55	93

Excess tax benefits from stock-based compensation	(502)	(205)

Deferred income taxes	301	404

Deferral of unearned revenue	8,022	7,436

Recognition of unearned revenue	(10,643)	(9,677)

Changes in operating assets and liabilities:

Accounts receivable	6,627	6,617

Inventories	(483)	(667)

Other current assets	(280)	(556)

Other long-term assets	279	(81)

Accounts payable	(659)	(276)

Other current liabilities	(1,166)	(1,255)

Other long-term liabilities	189	(461)

Net cash from operations	8,354	8,205

Financing

Proceeds from issuance of short-term debt, maturities of 90 days or less, net	2,999	712

Proceeds from issuance of debt	0	588

Repayments of debt	(1,500)	(1,000)

Common stock issued	216	203

Common stock repurchased	(2,888)	(2,188)

Common stock cash dividends paid	(2,307)	(1,916)

Excess tax benefits from stock-based compensation	502	205

Net cash used in financing	(2,978)	(3,396)

Investing

Additions to property and equipment	(1,282)	(1,231)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(141)	(15)

Purchases of investments	(24,085)	(14,768)

Maturities of investments	1,693	347

Sales of investments	16,445	11,117

Securities lending payable	(367)	(64)

Net cash used in investing	(7,737)	(4,614)

Effect of exchange rates on cash and cash equivalents	(6)	24

Net change in cash and cash equivalents	(2,367)	219

Cash and cash equivalents, beginning of period	8,669	3,804

Cash and cash equivalents, end of period	$6,302	$4,023

MICROSOFT CORPORATION

SEGMENT REVENUE AND GROSS MARGIN

(In millions)(Unaudited)

	Three Months Ended September 30,
	2014	2013

Revenue

Devices and Consumer Licensing	$4,093	$4,484

Computing and Gaming Hardware	2,453	1,409

Phone Hardware	2,609	0

Devices and Consumer Other	1,809	1,554

Commercial Licensing	9,873	9,611

Commercial Other	2,407	1,602

Corporate and Other	(43)	(131)

Total revenue	$23,201	$18,529

Gross Margin

Devices and Consumer Licensing	$3,818	$3,920

Computing and Gaming Hardware	479	205

Phone Hardware	478	0

Devices and Consumer Other	312	324

Commercial Licensing	9,100	8,805

Commercial Other	805	274

Corporate and Other	(64)	(144)

Total gross margin	$14,928	$13,384